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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): August 31, 1999


                              US DIAGNOSTIC INC.
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            (Exact name of registrant as specified in its charter)


                                   DELAWARE
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                (State or other jurisdiction of incorporation)


            1-13392                                       11-3164389
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   (Commission File Number)                   (IRS Employer Identification No.)


777 South Flagler Drive, Suite 1201, East Tower,
        West Palm Beach, Florida                             33401
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    (Address of principal executive offices)               (Zip Code)



Registrant's telephone no. including area code:          (561) 832-0006
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ITEM 5. OTHER EVENTS

On August 31, 1999 the Company announced that its Board of Directors has authorized the Company to repurchase up to 10% of the Company's outstanding common stock (or approximately 2.3 million shares) from time to time on the open market.

The Board's action provides flexibility for management to undertake such a program at its discretion. The Board indicated that at current stock price levels it was in the best interests of the stockholders for management to have the flexibility to repurchase shares as market conditions warrant.

Separately, the Company announced that it has retained Lehman Brothers to assist the Company in evaluating its strategic alternatives to maximize shareholder value including but not limited to, a possible acquisition, merger or other business combination.















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           US DIAGNOSTIC INC.

Dated: September 1, 1999
                                           By: /s/ Joseph A. Paul
                                               ----------------------------
                                                   Joseph A. Paul
                                                   President and Chief Executive
                                                     Officer














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